Exhibit 10.4

Execution Version

SPONSOR FORFEITURE AGREEMENT

This Sponsor Forfeiture Agreement (this “Agreement”) is entered into as of April 22, 2024, by and between BurTech LP LLC, a Delaware limited liability company (the “Sponsor”), and BurTech Acquisition Corp., a Delaware corporation (the “SPAC”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Sponsor currently holds 10,385,750 shares of Class A common stock of SPAC, par value $0.0001 per share (the “Shares”);

WHEREAS, on December 22, 2023, SPAC, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), Blaize, Inc., a Delaware corporation (the “Company”), and, solely for purposes of Section 3.1 and Section 3.5 thereto, Burkhan Capital LLC, a Delaware limited liability company, entered into that certain Business Combination Agreement (the “Business Combination Agreement”, and the transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”), which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a direct wholly owned subsidiary of SPAC and (ii) SPAC will change its name to “Blaize Holdings, Inc.”; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Conditioned upon the occurrence of the Closing, Sponsor hereby agrees to forfeit 2,000,000 Shares held by Sponsor (the “Forfeited Shares”), such forfeiture to be effective immediately prior to the Closing.

2.	Sponsor hereby represents and warrants to SPAC that the Sponsor owns, and holds of record, all of the Forfeited Shares, free and clear of all Liens and other obligations in respect of the Forfeited Shares, other than those imposed under the Sponsor or the SPAC’s Governing Documents or the applicable securities law.

3.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Sponsor and the SPAC, and their respective legal representatives, successors and assigns.

4.	Sponsor hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of its jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate and organizational powers and have been duly authorized by all necessary corporate and organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof.

5.	This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, or (b) upon written notice by the Sponsor to the SPAC to terminate this Agreement if the Business Combination is not consummated on or prior to the date by which the SPAC must consummate a business combination (and thereafter shall be liquidated) under its second amended and restated certificate of incorporation, as amended and restated from time to time.

6.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

a.	If to the SPAC, to:

BurTech Acquisition Corp.
1300 Pennsylvania Ave NW, Suite 700
Washington, DC 20004
Attention: Shahal Khan
Email: shahal@burkhan.world

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Attention: Rajiv Khanna
Email: rajiv.khanna@nortonrosefulbright.com

b.	If to Sponsor, to

BurTech LP LLC
1300 Pennsylvania Ave NW, Suite 700
Washington, DC 20004
Attention: Shahal Khan
Email: shahal@burkhan.world

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Attention: Rajiv Khanna
Email: rajiv.khanna@nortonrosefulbright.com

7.	Third-Party Beneficiary. By signing this Agreement, Sponsor and SPAC hereby acknowledge and agree that the provisions of this letter agreement are entered into for the benefit of, and shall be enforceable by, the Company, and that the Company is an express third-party beneficiary of this Agreement.

8.	Section 11.2 (Waiver), Section 11.7 (Governing Law), Section 11.8 (Headings; Counterparts), Section 11.10 (Entire Agreement), Section 11.11 (Amendments), Section 11.13 (Severability) and Section 11.14 (Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement are hereby incorporated into this Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 6.

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

SPONSOR:
BurTech LP LLC

By:	/s/ Shahal Khan
Name: Shahal Khan
Title: Chief Executive Officer

SPAC:
BurTech Acquisition Corp.

By:	/s/ Shahal Khan
Name: Shahal Khan
Title: Chief Executive Officer

[Signature Page to Forfeiture Agreement]